Exhibit 99.5
July 3, 1991
PRINCIPLES OF AGREEMENT
1.	Definitions

“Initial Loans”

means the Debentures and the Notes equally owned by PC and UM plus all accumulated interest

Current status of principals:

UM	USD	4,500,000
	USD	4,000,000

		8,500,000

PC	USD	4,500,000
	USD	4,000,000

		8,500,000
“Old Loans”

means all the loans excluding the Initial Loans granted by PC and UM to CMC until the date on which the Assignment Agreement is signed

Current status

UM (BGL)	USD	13,000,000
UM	USD	1,650,000

		14,650,000

PC	USD	5,150,000
		1,650,000

		6,800,000
“Old Loan Excess”

means the difference between the UM Old Loans and the PC Old Loans

Current Status: USD 7,850,000

“New Loans”

means any new loan granted by PC and UM to CMC after the date on which the Assignment Agreement is signed.

“Initial Services”

means any amount due to PC and UM by CMC for services rendered to CMC before the date on which the Assignment Agreement is signed

As of April 30, 1991

UM	USD	2,436,738
PC	USD	722,652
“New Services”

means any amount due to PC and UM by CMC for services rendered to CMC after the date on which the Assignment Agreement is signed.

2.	PC agrees to lend to CMC on or before the date of assignment of the BIAO Credit to CMC (“the Assignment Date” which is identical to the date referred to as the “Date d’Effet de la Cession” in the Assignment Agreement) USD 250,000. This loan is a part of the sum referred to in paragraph 4 below and will be deemed to be part of the Old Loans.

3.	UM agrees to lend to CMC on or before the Assignment Date USD 1,650,000. This loan will be deemed to be part of the Old Loans.

4.	UM releases to CMC on the Assignment Date the USD 1,400,000 deposited by CMC and lent to it by PC. This loan will be deemed to be part of the Old Loans.

5.	On the Assignment Date, UM agrees to lend to CMC an amount equal to the price due by CMC for the acquisition of the Tranche B BIAO.

6.	The proceeds of the loans described in paragraphs 2, 3, 4, and 5 shall be deposited on or before the Assignment Date in a blocked bank account and will be used by CMC to pay (i) the first intallment due on the purchase price of the Tranche A BIAO (USD 2,500,000 plus interest) and (ii) the price due by CMC for the acquisition of the Tranche B BIAO (USD 5,925,000 plus interest). UM agrees that the confirmation to be given to the BIAO Credit Banks pursuant to Article 5.1 (iv) of the Assignment Agreement that an agreement in principle has been reached with IFC shall only be given by CMC upon the joint approval of UM and PC. It is agreed that PC shall not refuse its approval if at least the proceeds referred to in paragraphs 3, 4, and 5 have been deposited in said blocked account, the other conditions precedent have been satisfied, the blocked account is not subject to any claim or demand by any person/company and it is confirmed that PC’s approval shall only be effective upon the funds in the blocked account being paid to the BIAO Credit Banks.

7.	Whether or not UM at the time is a shareholder of CMC, UM hereby irrevocably and unconditionally guarantees and undertakes to pay to PC on demand any amount that PC shall be obliged to pay to the BIAO Credit Banks under PC’s guarantee of CMC’s obligations as set forth in Sections 7.1. and 7.2. of the Assignment Agreement. It is agreed that PC shall receive a legal opinion confirming the fact that such obligation is legally binding upon UM; and if required by PC, UM shall execute and deliver to PC, prior to the Assignment Date if such request has been made with a reasonable notice prior to such date, a separate guarantee instrument covering the above guarantee undertaking. In this connection UM agrees to pay directly to the BIAO Credit Banks the amounts referred to in paragraph 6.(i) and (ii) to the extent the blocked funds referred to in said paragraph 6 are not paid to the BIAO Credit Banks on the Assignment Date.

8.	PC agrees to lend to CMC on November 1, 1991 USD 350,000 against interest due by CMC on Old Loan Excess. This loan will be considered as a New Loan.

9.	Other than with respect to the confirmation referred to in paragraph 6, UM will have the right to take alone all decisions deemed necessary, in its own opinion, concerning CMC and AUG, it being agreed that in taking such decisions it shall not act unreasonably. In particular, UM acting alone shall have the right, subject to the terms of paragraph 13 hereof, to sell all of the Project Interests or all of the shares in CMC at a price to be agreed by it alone in both cases.

In addition, UM agrees that without the prior written consent of PC it shall not take any decision which has a different and adverse effect on PC’s shareholding in CMC than it has on UM’s shareholding in CMC. In particular PC shall not be deemed to have been adversely affected if in the case of the sale of all of the CMC shares, it is paid in direct consideration for the sale of each of its shares the same direct consideration as is paid to UM for the sale of each of its shares. Sales by UM of its CMC shares shall be subject to PC’s right of first refusal as set forth in Paragraph 13. Lastly, UM agrees to inform PC of Project Matters including communicating to DC all reports etc. and to consult PC with respect to sales of CMC and/or AUG shares.

10.	PC will have no obligation to contribute further funds or finance any cash deficit of CMC and/or AUG in equity or otherwise. Further, without limiting the preceeding sentence, PC shall not be liable in any manner for any other liability of any nature to UM, CMC and/or AUG that presently exists or arises hereafter.

11.	UM, if it wishes to do so, shall arrange for the financing of the CMC cash deficits. Vis-à-vis PC, any such financing arranged by UM shall be considered as a New Loan.

12.	UM and PC agree that any amount due by CMC to PC and/or UM shall be paid exclusively in the following order and only to the extent that cash would be available for distribution.
1.	Payment to UM/PC, in proportion to the outstanding amounts, of the UM/PC New Services;

2.	Payment in proportion to the outstanding amounts of the interest due to PC and UM under the UM/PC New Loans;

3.	Payment in proportion to the outstanding amounts of the interest due to PC and UM under the PC/UM Old Loans;

4.	Payment in proportion to the outstanding amounts of the amounts in principal due to PC and UM under the UM/PC New Loans;

5.	Payment of the amounts in principal due by CMC to UM under the Old Loan Excess;

6.	Payment in proportion to the outstanding amounts of the UM/PC Initial Services;

7.	Payment to UM and PC in proportion to the outstanding amounts in principal under the PC/UM Old Loans; and

8.	Payment to UM/PC, in proportion to the outstanding amounts of interests and principal amounts due under the UM/PC Initial Loans.
13.	(a)	UM and PC in consultation with each other shall seek a buyer for all but not less than all of the Project Interests for a period of 90 days after the Assignment Date, it being understood that no agreement to sell such interests is to take place during such 90-day period without the joint approval of both. If no agreement to sell is concluded within said 90 days UM acting alone shall be able to enter into an agreement of sale of all but not less than all of the shares of CMC or of all but not less than all of the Project Interests at a price agreed to by it alone during an additional period of six months, it being understood that such an agreement shall be entered into in a cooperative spirit with PC. If no agreement of sale has been entered into within such additional six-month period PC or UM as the case may be acting alone shall be able to enter into an agreement to sell all of its shares in CMC provided that it shall first grant to the other a right of first refusal with respect to said shares.

In addition, subsequent to said additional six-month period UM acting alone shall continue to be entitled to sell all of the CMC shares at a price agreed to by it alone and also shall be entitled to sell all of the Project Interests at a price to be agreed to by it alone. PC shall continue to have a right of first refusal with respect to sales by UM of its CMC shares to a third party. Subsequent to said additional six-month period, should either UM or PC wish to sell less than all of its CMC shares it shall be able to do so with the prior written consent of the other. In the event of a sale of all of the shares of CMC decided upon alone by UM, UM shall inform PC of all the terms and conditions of such sale and if PC deems that PC will be paid in cash per share less than UM as a result of such sale PC shall have as its sole remedy the right to claim for the difference. In particular, PC shall have no right to block such sale.

(b)	In the event PC or UM shall sell all but not less than all of its own CMC shares to a third party said third party shall agree to be bound by the terms of the then existing Shareholder Agreement between UM and PC and the terms set forth herein.

(c)	It is agreed that all third-party buyers shall be of good repute and financial standing and that neither UM nor PC shall sell any Project Interest to any of its subsidiaries without the other’s prior approval which shall not be unreasonably withheld. For the purpose of the preceeding sentence, the term “subsidiary” means, as to UM or PC, any other entity that, directly or indirectly, controls, is controlled by or is under common control with UM or PC, as the case may be, or is a director or officer of such entity. The term “control” (including the terms “controlled by” or “under the common control with”) means the possession, direct or indirect, of securities having more than 50% of the ordinary voting power for the election of directors of such entity or to direct or cause the direction of the management and policies of such entity whether through ownership of voting securities or by contract or otherwise.

(d)	All proceeds from the sale of all but not less than all of the CMC shares shall be allocated between UM and PC pursuant to the terms of and in the order set forth in paragraph 12 hereof whether they consist of down payments or deferred payments and whether or not UM or PC has cancelled its respective CMC loans pursuant hereto. In such case, all PC’s and UM loans to CMC shall be cancelled.

14.	UM agrees to pay to OMNI the USD 2,000,000 which may become payable to it by PC pursuant to Section 2.4 (a) of the OMNI agreement between PC and OMNI irrespective of the amount of any sales proceeds payable to PC. It is agreed that UM’s obligation to make such payment shall come into force only after exhaustion by PC of all reasonable legal means available to it to challenge or excuse any requirements to pay OMNI and then only to the extent that the amounts escrowed pursuant to the following sentence are not sufficient. In this connection it is agreed that the first USD 2,000,000 payable to PC pursuant to paragraph 13 (d) above shall be escrowed pending a claim by OMNI for said payment and used for such purpose. PC shall be able to withdraw such escrowed funds at any time which shall relieve UM from any obligation to pay OMNI the amount so withdrawn. Nothing herein contained shall be deemed to give to OMNI any direct right to claim any payment to UM or to be an acknowledgment by UM of any debt to OMNI.

15.	UM and PC agree to jointly enter into all necessary agreements and arrangements in order to carry out the principles set forth herein and in particular to enter into a formal written agreement with respect thereto as soon as possible and at least before entering into any sale agreement with a third party. This is in addition to any guarantee instrument requirement under paragraph 7.

          UM and PC hereby confirm their agreement to the principles set forth above and agree to execute the Assignment Agreement on or before July 5, 1991. Without limiting the legally binding operation of these Principles the guarantee undertaking under paragraph 7 is intended to be legally binding and enforceable by PC against UM.

PANCONTINENTAL MINING LIMITED

ACEC — UNION MINIERE